EXHIBIT 99.5

                          RARE MEDIUM GROUP, INC.

                     91,381,315 Shares of Common Stock

                         Offered Pursuant to Rights
                       Distributed to Stockholders of
                          Rare Medium Group, Inc.

                                                             , 2002

To Our Clients:

         Enclosed for your consideration are a Prospectus, dated , 2002 (the "Prospectus"), and the "Instructions as to Use of Rare Medium Group, Inc. Rights Certificates" relating to the offering (the "Rights Offering") by Rare Medium Group, Inc. ("Rare Medium") of shares of its Common Stock (as defined below) pursuant to non-transferable subscription rights (the "Rights") distributed to all holders of record of shares of its common stock, par value $0.01 per share (the "Common Stock"), at the close of business on May , 2002 (the "Record Date"). The Rights and Common Stock are described in Rare Medium's Prospectus.

         In the Rights Offering, Rare Medium is offering an aggregate of 91,381,315 shares of its Common Stock, as described in the Prospectus, of which 38,765,848 shares have been purchased in advance as described in the Prospectus.

         The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on June , 2002, unless extended in the sole discretion of Rare Medium (as it may be extended, the "Expiration Date").

         As described in the accompanying Prospectus, you will receive one Right for each share of Common Stock carried by us in your account as of the Record Date.

         Each Right will allow you to subscribe for one share of Common Stock (the "Basic Subscription Privilege") at the cash price of $ per share (the "Subscription Price").

         In addition, each holder of Rights who exercises their Basic Subscription Privilege in full will be eligible to subscribe (the "Over-Subscription Privilege") at the same cash price of $ per share for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares"), subject to availability and proration as described below. Shares of Common Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that any Underlying Shares are not subscribed for pursuant to the Basic Subscription Privilege. The Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders who exercise the Over-Subscription Privilege, in proportion, not to the number of shares requested pursuant to the Over-Subscription Privilege, but to the number of shares each beneficial holder exercising the Over-Subscription Privilege has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rights holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Over-Subscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis outlined above. Such proration will be repeated until all Excess Shares have been allocated to the full extent of the Over-Subscription Privilege. See "The Rights Offering -- Subscription Privileges" in the Prospectus.

         The Rights will be evidenced by non-transferable Rights certificates and will cease to have any value at the close of business on the Expiration Date.

         THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise your Rights.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised the Basic Subscription Privilege and the Over-Subscription Privilege, such exercise may not be revoked.

         If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

       ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO AMERICAN STOCK TRANSFER & TRUST
        COMPANY, THE SUBSCRIPTION AGENT, AT THE FOLLOWING TELEPHONE
                               NUMBER: ( )       .



                       BENEFICIAL OWNER ELECTION FORM


                                INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Rare Medium Group, Inc. ("Rare Medium").

         This will instruct you whether to exercise Rights to purchase shares of Rare Medium's Common Stock distributed with respect to the shares of Rare Medium's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Rare Medium Corporation Rights Certificates."

         Box 1.  |_|       Please DO NOT EXERCISE RIGHTS for shares of
                           Common Stock.

         Box 2.  |_|       Please EXERCISE RIGHTS for shares of Common
                           Stock as set forth below.


                                          Number of         Subscription
                                           Rights              Price             Payment

         Basic Subscription Privilege:             x   $0.             =   $                (Line 1)

         Over-Subscription Privilege:              x   $0.             =   $                (Line 2)

                                         Total Payment Required        =   $                (Sum of Lines 1 and
                                                                                            2; must equal total
                                                                                            of amounts in Boxes
                                                                                            3 and 4.)

         Box 4.   |_|      Payment in the following amount is enclosed $__________.

         Box 5.   |_|      Please deduct payment from the following account maintained by you as follows:

                  --------------------               -----------------------
                  Type of Account                             Account No.

                  Amount to be deducted:             $______________________


                                                     ---------------------------------------

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                                                                       Signature(s)

                                                     Please type or print name(s) below:

                                                     ---------------------------------------

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

Date:         , 2002